SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 7, 2023

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36081	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Controls Drive, Shelton, Connecticut		06484
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	NNVC	NYSE-American

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)           On February 7, 2023, NanoViricides, Inc. (the “Company”) reconvened its 2022 Annual Meeting of Stockholders (the “Meeting”). Of the 11,610,037 shares of the Company’s common stock and 495,173 shares of Series A Convertible Preferred Stock (“Series A Preferred Shares”) entitled to vote at the Meeting, an aggregate of 56% of the Registrant’s securities entitled to vote were present in person or by proxy, representing a majority of the Company’s outstanding voting capital stock.

(b)           At the Meeting, shareholders of the Company approved the redomicile of the Company from a Nevada corporation to a Delaware corporation. The proposal is described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on November 15, 2022.

The voting results of the shares of the Company’s voting stock for the proposal is set forth below:

Proposal 1 – The Redomicile of the Company as a Delaware Corporation:

Votes For	Votes Against/Withheld
8,115,210	942,379

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: February 13, 2023.	By:	/s/ Anil Diwan
Name: Anil Diwan
Title: Chairman, President